As filed with the Securities and Exchange Commission on August 19, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Crossing Boulevard

Bridgewater, N.J. 08807

(908) 809-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Markison

Chief Executive Officer

400 Crossing Boulevard

Bridgewater, N.J. 08807

(908) 809-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Craig E. Marcus

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, M.A. 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders (as defined below) may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2022

PRELIMINARY PROSPECTUS

RVL PHARMACEUTICALS PLC

15,451,612 Ordinary Shares

This prospectus relates to the resale or other disposition from time to time of up to 15,451,612 ordinary shares, nominal value of $0.01 per share, by Avista Healthcare Partners, L.P., Athyrium Opportunities IV Co-Invest 2 LP, Brian Markison and James Schaub (each, a “Selling Shareholder” and together, the “Selling Shareholders”), including their respective assignees or transferees.

Each Selling Shareholder may, from time to time, sell, transfer, or otherwise dispose of any or all of its securities from time to time on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 8.

We are not offering any of the ordinary shares for sale under this prospectus. We will not receive any of the proceeds from the sale of our ordinary shares by any Selling Shareholder. All expenses of registration incurred in connection with this prospectus are being borne by us. All selling and other expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder.

Our ordinary shares are quoted on the Nasdaq Global Select Market under the symbol “RVLP.” On August 18, 2022, the last sale price of our ordinary shares as reported on the Nasdaq Global Select Market was $2.14 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. See "Risk Factors" on page 2, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of such summaries are qualified in their entirety by the actual documents referred to herein. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “the Company,” “we,” “our” and “us” or other similar terms mean RVL Pharmaceuticals plc and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

ii

ABOUT THE COMPANY

Company Overview

We are a specialty pharmaceutical company focused on the development and commercialization of products that target markets with underserved patient populations. In July 2020, we received regulatory approval from the United States Food and Drug Administration, or FDA, for RVL-1201, or Upneeq, (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or droopy or low-lying eyelids in adults. Upneeq was commercially launched in September 2020 to a limited number of eye care professionals with commercial operations expanded in 2021 among ophthalmology, optometry and oculoplastic specialties. In February 2022, Upneeq was commercially expanded into the medical aesthetics market. We believe Upneeq is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Financing Transactions

On August 4, 2022 (the “Effective Date”), RVL Pharmaceuticals plc and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Note Purchase Agreement, dated October 1, 2021, with, among others, Athyrium Opportunities IV Co-Invest 1 LP (“New Purchaser”) and Athyrium Opportunities IV Acquisition LP, as administrative agent. The Amendment provided, among other things, for the waiver of the second tranche minimum net product sales target condition and, upon the satisfaction of certain other funding conditions, the issuance of the second tranche notes in an aggregate principal amount equal to $20.0 million, which occurred on August 8, 2022. Furthermore, the New Purchaser committed to purchase certain third tranche notes in an aggregate principal amount of up to $25.0 million at any time after the Effective Date but prior to April 15, 2023, upon the satisfaction of certain conditions, including a minimum net product sales target for Upneeq over a specified period of time.

As a condition to the effectiveness of the Amendment, on August 4, 2022, the Company entered into a series of share subscription agreements (collectively, the “Share Subscription Agreements”) with Athyrium Opportunities IV Co-Invest 2 LP, Avista Healthcare Partners, L.P., Brian Markison, Chief Executive Officer of the Company, and James Schaub, Executive Vice President and Chief Operating Officer of the Company (together, the “Equity Purchasers”) pursuant to which the Company sold and issued to the Equity Purchasers, in a private placement (the “Private Placement”), an aggregate of 15,451,612 ordinary shares of the Company, nominal value $0.01 per share, at a purchase price of $1.55 per ordinary share, the closing market trading price on August 4, 2022.

Pursuant to the Share Subscription Agreements, the closing of the Private Placement occurred on August 8, 2022. The Company issued and allotted (i) 6,451,612 ordinary shares to Athyrium Opportunities IV Co-Invest 2 LP; (ii) 8,000,000 ordinary shares to Avista Healthcare Partners, L.P.; (iii) 850,000 ordinary shares to Brian Markison; and (iv) 150,000 ordinary shares to James Schaub, for aggregate gross proceeds to the Company of approximately $23.9 million, before deducting offering expenses payable by the Company. The Share Subscription Agreements also provided the Equity Purchasers with certain registration rights pursuant to which we are obligated to prepare and file with the SEC a registration statement to register for resale the ordinary shares purchased by each Selling Shareholder.

Corporate Information

Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, N.J. 08807, and our registered office in Ireland is located at 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is (908) 809-1300. On September 1, 2022, the location of our registered office in Ireland will change to 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland. Our website address is www.rvlpharma.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

An investment in our ordinary shares involves risks. Prior to making a decision about investing in our ordinary shares, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 30, 2022, and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, prospects, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “plan,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

•	Due to our dependence on one product, Upneeq, our business would be materially adversely affected if Upneeq does not perform as well as expected.

•	Our business may be adversely affected by the ongoing coronavirus outbreak.

•	Upneeq may fail to achieve market acceptance by clinicians and patients, or others in the medical community, and the market opportunity for Upneeq may be smaller than we estimate.

•	If we are unable to successfully commercialize Upneeq, or develop new products, on a timely or cost effective basis, our operating results will suffer.

•	Our profitability depends on our customers’ willingness to pay the price we charge for Upneeq. If we decide to lower the price we charge for Upneeq our profitability could materially suffer.

•	Our marketing and sales expenditures may not result in the commercial success of Upneeq.

•	There is no certainty that we will be able to get FDA approval of arbaclofen extended release (“ER”) and no certainty that we will be able to realize any value for arbaclofen ER if we decide to out-license or otherwise divest the product.

•	We expend a significant amount of resources on research and development, including milestones on in licensed products, which may not lead to successful product introductions.

•	If we are unable to maintain our sales, marketing and distribution capabilities, or establish additional capabilities if and when necessary, we may not be successful in commercializing Upneeq.

•	We depend to a large extent on third-party suppliers and distributors for Upneeq, including Nephron Pharmaceuticals, and if such suppliers and distributors are unable to supply raw materials for manufacture and deliver Upneeq in a timely manner, or are unable to manufacture Upneeq at a scale sufficient to meet demand, it could have material adverse effect on our business, financial position and results of operations.

•	If Upneeq does not produce the intended effects, our business may suffer.

•	Failures of or delays in clinical trials are common and have many causes, and such failures or delays could result in increased costs to us and could prevent or delay our ability to obtain regulatory approval and commence product sales for new products.

•	The drug regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

•	We are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes.

•	Other factors that are described in Part 1, Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 30, 2022.

The forward-looking statements included in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference are made only as of the date on the front of those documents only. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference to conform such statements to actual results or to changes in our expectations.

You should read this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

This prospectus relates to the offer and sale by the Selling Shareholders of up to 15,451,612 ordinary shares. The Selling Shareholders will receive all of the net proceeds from sales of the ordinary shares pursuant to this prospectus. We are not selling any ordinary shares under this prospectus, and we will not receive any proceeds from the sale of any ordinary shares by the Selling Shareholders. See “Selling Shareholders.”

SELLING SHAREHOLDERS

Pursuant to the Share Subscription Agreements, we agreed to file a registration statement, of which this prospectus is a part of, to register the resale of 15,451,612 ordinary shares beneficially owned by the Selling Shareholders and to keep such registration statement effective until the date on which all of the ordinary shares registered for resale under the registration statement have been disposed of in accordance with such registration statement or disposed of pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

Each Selling Shareholder may sell some, all or none of the ordinary shares that may be offered hereunder. We do not know how long each Selling Shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with any Selling Shareholder regarding the sale or other disposition of any of the ordinary shares that may be offered hereunder. The ordinary shares covered hereby may be offered from time to time by each Selling Shareholder.

When we refer to “Selling Shareholders” in this prospectus, we mean each of the persons and entities listed in the table below, as well as each person’s and entities’ assignees or transferees. To our knowledge, each Selling Shareholder named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite its name.

The following table sets forth the name of each Selling Shareholder, the number and percentage of our ordinary shares beneficially owned by such Selling Shareholder prior to the offering as of August 10, 2022, the number of our ordinary shares that may be offered under this prospectus, and the number and percentage of our ordinary shares beneficially owned by each Selling Shareholder assuming all of the ordinary shares registered hereunder are sold. As of August 10, 2022, a total of 99,149,955 ordinary shares were outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” our ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of ordinary shares in the column “Number of Shares Offered” represents all of the ordinary shares that such Selling Shareholder may offer and sell from time to time under this prospectus.

	Prior to Offering					After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Number of Shares Offered	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Investment funds affiliated with Avista Capital Partners(1)	24,763,859		24.98%		8,000,000	16,763,859		16.91%
Investment funds affiliated with Athyrium Capital Management, LP(2)	14,600,444	(3)	14.73	%(3)	6,451,612	10,100,002	(4)	9.99	%(5)
Brian Markison(6)	3,623,294		3.65%		850,000	2,773,294		2.80%
James Schaub(7)	905,530		*		150,000	755,530		*

*	Indicates less than 1%

(1)	The ordinary shares included in the table above consist of (i) 23,730,864 ordinary shares held by Avista Healthcare Partners, L.P., 8,0000,000 of which are being registered for resale hereunder, and (ii) 1,032,995 ordinary shares held by Orbit Co-Invest III LLC, which we collectively refer to as the Avista Funds. Avista Healthcare Partners GP, Ltd., or AHP GP, serves as the general partner of Avista Healthcare Partners, L.P., and Avista Capital Partners III GP, L.P., or ACP GP, serves as the Manager of Orbit Co-Invest III LLC. By virtue of the relationships described above, AHP GP may be deemed to share beneficial ownership of the ordinary shares held by Avista Healthcare Partners, L.P. and ACP GP may be deemed to share beneficial ownership of the ordinary shares held by Orbit Co-Invest III LLC. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our Board of Directors. Each of the members of the investment committee disclaims beneficial ownership of the ordinary shares held by the Avista Funds. The address for each of the foregoing entities is 65 East 55th Street, 18th Floor, New York, N.Y. 10022.
(2)	The ordinary shares included in the table above consist of (i) 6,451,612 ordinary shares, directly held by Athyrium Opportunities IV Co-Invest 2 LP, which are being registered for resale hereunder, and (ii) 8,148,832 ordinary shares directly held by Athyrium Opportunities IV Acquisition 2 LP (“Acquisition 2 LP”). The 6,451,612 ordinary shares directly held by Athyrium Opportunities IV Co-Invest 2 LP may be deemed to be indirectly beneficially owned by Athyrium Opportunities Associates IV Co-Invest LLC (“Co-Invest LLC”), as the general partner of Athyrium Opportunities IV Co-Invest 2 LP, and Athyrium Funds GP Holdings LLC (“Athyrium Funds GP”), as the Managing Member of Co-Invest LLC, and the 8,148,832 ordinary shares directly held by Acquisition 2 LP may be deemed to be indirectly beneficially owned by Athyrium Opportunities Associates IV LP (“Associates IV LP”), as general partner of Acquisition 2 LP, Athyrium Opportunities Associates IV GP LLC (“Associates IV GP”), as the general partner of Associates IV LP, and Athyrium Funds GP, as the Managing Member of Associates IV GP. Jeffrey A. Ferrell is the Managing Member of Athyrium Funds GP and in his capacity as such may be deemed to exercise shared voting and investment power over the ordinary shares owned by Athyrium Opportunities IV Co-Invest 2 LP and by Acquisition 2 LP. The business address of each of the foregoing is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, N.Y. 10017.
(3)	Acquisition 2 LP also holds 2,000,000 warrants to purchase ordinary shares (the “Warrants”). However, the Warrants are subject to a limitation pursuant to which Acquisition 2 LP may not exercise the Warrants if such exercise would cause the investment funds affiliated with Acquisition 2 LP to beneficially own ordinary shares in an amount exceeding the “Beneficial Ownership Limitation” then in effect. The Beneficial Ownership Limitation is subject to adjustment upon sixty-one (61) calendar days’ notice by the holder of the Warrants to the Company and, as of August 10, 2022, was 9.99% of the outstanding ordinary shares. As a result, prior to the offering, the Warrants to purchase ordinary shares did not represent a right to receive ordinary shares within sixty (60) days of August 10, 2022, and therefore none of the ordinary shares issuable upon exercise of such Warrants are deemed to be beneficially owned by Acquisition 2 LP.
(4)	Consists of (i) 8,148,832 ordinary shares directly held by Acquisition Fund and (ii) 1,951,170 ordinary shares issuable upon partial exercise of the Warrants.
(5)	Percentage calculated using a denominator that consists of: (i) 99,149,955 ordinary shares outstanding as of August 10, 2022, which includes the 6,451,612 ordinary shares being registered for resale hereunder; and (ii) 1,951,170 ordinary shares issuable upon exercise of the Warrants, as limited by the Beneficial Ownership Limitation described in footnote (3) above. As set forth in footnote (3) above, the ordinary shares issuable upon exercise of the Warrants are subject to a 9.99% Beneficial Ownership Limitation. The table above reflects the number of ordinary shares that would be issuable upon exercise of such Warrants taking into account the Beneficial Ownership Limitation.
(6)	Brian Markison is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The number of ordinary shares beneficially owned includes 1,285,052 ordinary shares that may be acquired by Mr. Markison upon the exercise of outstanding options exercisable within sixty (60) days of August 10, 2022.
(7)	James Schaub is an Executive Vice President and the Chief Operating Officer of the Company. The number of ordinary shares beneficially owned includes 428,350 ordinary shares that may be acquired by Mr. Schaub upon the exercise of outstanding options exercisable within sixty (60) days of August 10, 2022.

PLAN OF DISTRIBUTION

Each Selling Shareholder, which as used herein includes assignees, transferees or other successors-in-interest selling ordinary shares previously issued or interests in ordinary shares received after the date of this prospectus from such Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. Each Selling Shareholder may sell its ordinary shares pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Each Selling Shareholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with such Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If a Selling Shareholder effects such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Shareholder or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by a Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

Each Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, which adds the pledgee, assignee, transferee or other successors in interest as a selling shareholder under this prospectus. Each Selling Shareholder also may transfer the ordinary shares in other circumstances, in which case the pledgees, assignees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, each Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. Each Selling Shareholder may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge our ordinary shares to broker-dealers that in turn may sell these securities. Each Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to a Selling Shareholder from the sale of our ordinary shares will be the purchase price of the ordinary shares less discounts or commissions, if any. Each Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Each Selling Shareholder also may resell all or a portion of our ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, each Selling Shareholder may transfer the ordinary shares by other means not described in this prospectus.

Each Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of our ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the name of a Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised each Selling Shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of ordinary shares in the market and to the activities of such Selling Shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to each Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. Each Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

We will pay all expenses of the registration of the ordinary shares, including, without limitation, SEC filing fees. We have agreed with each Selling Shareholder to keep the registration statement of which this prospectus constitutes a part effective until such time as the ordinary shares offered by such Selling Shareholder have been effectively registered under the Securities Act and disposed of in accordance with such registration statement or the ordinary shares offered by such Selling Shareholder have been disposed of pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by A&L Goodbody LLP, Dublin, Ireland.

EXPERTS

The consolidated financial statements of RVL Pharmaceuticals plc appearing in RVL Pharmaceutical plc's Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 3 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.rvlpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 30, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, as filed with the SEC on May 12, 2022, and June 30, 2022, as filed with the SEC on August 11, 2022;

•	our Current Reports on Form 8-K, as filed with the SEC on January 18, 2022, April 4, 2022, April 11, 2022, June 17, 2022, August 4, 2022 and August 11, 2022 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	the information in our proxy statement filed with the SEC on April 25, 2022, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-38709), as filed with the SEC on October 18, 2018, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: RVL Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, N.J. 08807; Attention: Investor Relations, (908) 809-1300.

15,451,612 Ordinary Shares

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$2,965.00
Legal fees and expenses	$60,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$10,000.00
Total	$82,965.00

Item 15. Indemnification of Officers and Directors.

To the fullest extent permitted by Irish law, our Articles of Association (which were previously filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on January 18, 2022 and incorporated herein by reference) confer an indemnity on our directors and officers. However, such indemnity is limited by the Irish Companies Act of 2014 (the “Irish Companies Act”), which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. Such a restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered "officers" within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We maintain directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents, which is permitted under our Articles of Association and the Irish Companies Act.

We and certain of our subsidiaries have entered into indemnification agreements with our directors and executive officers providing for customary indemnification in connection with their service to us or on our behalf to the maximum extent allowed under applicable law.

Item 16. Exhibits.

Exhibit Number	Description of Document
2.1	Business Combination Agreement, dated as of December 3, 2015, among Osmotica Holdings Corp Limited, the shareholders of Osmotica Holdings Corp Limited party thereto, Altchem Limited, Vertical/Trigen Holdings, LLC, the shareholders of Vertical/Trigen Holdings, LLC party thereto, Avista Capital Partners III GP, LP, and Osmotica Holdings S.C.Sp. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)

4.1	Shareholders' Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, Commission File No. 001-38709)

4.2	Amendment No. 1, dated as of November 20, 2020, to the Shareholders Agreement, dated as of October 17, 2018, by and among, RVL Pharmaceuticals plc, ACP Holdco (Offshore), L.P., ACP III AIV, L.P., Altchem Limited, Orbit Co-Invest A-I LLC, Orbit Co-Invest I LLC, Orbit Co-Invest III LLC, and the management shareholders identified therein (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021, Commission File No. 001-38709)

4.3	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)

4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 12, 2021, Commission File No. 001-38709)

5.1	Opinion of A&L Goodbody LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of A&L Goodbody LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 19th day of August, 2022.

RVL PHARMACEUTICALS PLC

By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Markison as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian Markison	Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) and Chairman of the Board of Directors	August 19, 2022
Brian Markison

/s/ Michael J. DePetris	Principal Accounting Officer	August 19, 2022
Michael J. DePetris

/s/ Joaquin Benes	Director	August 19, 2022
Joaquin Benes

/s/ David Burgstahler	Director	August 19, 2022
David Burgstahler

/s/ Gregory L. Cowan	Director	August 19, 2022
Gregory L. Cowan

/s/ Michael DeBiasi	Director	August 19, 2022
Michael DeBiasi

/s/ Alisa Lask	Director	August 19, 2022
Alisa Lask

/s/ Sriram Venkataraman	Director	August 19, 2022
Sriram Venkataraman

/s/ Juan Vergez	Director	August 19, 2022
Juan Vergez

/s/ Brian Markison	Authorized Representative in the United States	August 19, 2022
Brian Markison